Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES RESULTS OF PRIVATE EXCHANGE OFFERS

Transactions expected to settle promptly

Uncasville, Connecticut, March 5, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the final results of its private exchange offers and consent solicitations. Based on the exchange agent’s final report, an aggregate amount of approximately $961.8 million in aggregate principal amount of old notes have been validly tendered into the exchange offers and not withdrawn as of the expiration date, consisting of (i) approximately $199.8 million in aggregate principal amount of second lien senior secured notes due 2017, (ii) approximately $417.8 million in aggregate principal amount of 6 1/8% senior notes due 2013 and 8% senior subordinated notes due 2012 and (iii) approximately $344.2 million in aggregate principal amount of 7 1/8% senior subordinated notes due 2014 and 6 7/8% senior subordinated notes due 2015. All old notes validly tendered and not withdrawn have been accepted for payment by the Authority. The private exchange offers and consent solicitations, the concurrent retail consent solicitations with respect to the old notes and the concurrent financing transactions are expected to settle promptly.

*        *        *         *        *

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Wachtell, Lipton, Rosen & Katz served as legal advisor to the Authority.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania. The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the consummation of the refinancing transactions we are pursuing, including the transactions described herein; our ability to complete any or all of such transactions on the anticipated terms described herein or at all; the financial performance of Mohegan Sun and Mohegan Sun at Pocono Downs and our Pennsylvania off-track wagering facilities; the local, regional, national or global economic climate, including the lingering effects of the economic recession, which has affected our revenues and earnings; increased competition, including the expansion of gaming in New England, New York, New Jersey or Pennsylvania; our leverage and ability to meet our debt service obligations and maintain compliance with financial debt covenants; the availability of financing, including the new first lien notes and the consummation of the exchange offers; our dependence on existing management; our ability to integrate new amenities from expansions to our facilities into our current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses required under gaming laws and regulations; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at Mohegan Sun and Mohegan Sun at Pocono Downs; our ability to implement successfully our diversification strategy; an act of terrorism on the United States; our customers’ access to inexpensive transportation to our facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions; and the factors described in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 2011, under the heading “Risk Factors” and in the Authority’s other filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances, except where expressly required by law. The Authority cannot assure that projected results or events will be achieved or will occur.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000